SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Date of Report: November 10, 2000
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
           (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307
                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                                (914) 454-3703
                       (Registrant's Telephone Number)

Item 1-Item 4     Not Applicable.

Item 5            Other Events.

                  On November 15, 2000, the Company's shareholder's approved the issuance of the Reliance and Vassell Warrants and the Stock Option Plan. The Warrants and Plan are described in the Company's 8-K filed with the Securities and Exchange Commission on September 27, 2000.

                  In accordance with the terms of the Stock Purchase Agreement dated September 12, 2000 by and between Reliance Security Group plc ("Reliance") and certain selling shareholders, a copy of which has been filed as Exhibit 99.13 to the Company's Form 8-K filed on September 27, 2000, Reliance has purchased 2,914,921 shares and share equivalents of Command's Common Stock. As agreed, the Company's board of directors has been reconstituted based on the resignations of Mssrs. Robinett, Peter Kikis, Sands, Saunders and Thomas Kikis. Mssrs. Haslehurst and Allison have been designated as two of the four new directors. Pursuant to the terms of the Shareholder's Agreement filed as Exhibit 99.19 to the Company's 8-K filed on September 27, 2000, Reliance will designate one more director and Mr. Vassell and Reliance will jointly designate one director. These designations are expected within thirty days.

                  William C. Vassell has been elected President, Chief Executive Officer and Chairman of the Board. The Reliance Warrant and the Vassell Warrants, as described in the September 27, 2000 8-K have been issued and the court order dismissing the 1997 Litigation has been signed by the judge.

                  The results of the shareholder vote at the special meeting on November 13, 2000, were as follows:

                       Proposal #1 (Approval of the issuance of Reliance and Vassell Warrants) - For 3,443,009 (54.76%); Against 98,191 (1.56%); Abstain 12,000 (.19%).

                       Proposal #2 (Approval of the 2000 Stock Option Plan) - For 3,245,866 (51.63%); Against 296,834 (4.72%);
                       Abstain 10,500 (.17%).

                       Proposal #3 (Approval of Amendment to Article Tenth of the Company's certificate of incorporation) - For 3,520,046 (55.99%); Against 22,054 (.35%);
                       Abstain 11,100 (.18%). Proposal #3 required the approval of the holders of 75% of all outstanding shares and was not approved.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.

                  (a),(b) Not Applicable.

                  (c) Exhibits.

                  99.1 Press release dated November 10, 2000.

                  99.2 Press release dated November 14, 2000.

Item 8            Not Applicable.

Item 9            Not Applicable.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2000


                                     COMMAND SECURITY CORPORATION


                                     By: /s/ William C. Vassell
                                         -------------------------------------
                                         William C. Vassell
                                         Chairman of the Board,
                                         President and Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT:       William C. Vassell        Donald Radcliffe
               Chairman                  Radcliffe & Associates, Inc.
               Tel: (914) 454-3703       Tel: (212) 605-0174


                    COMMAND SECURITY CORPORATION RELEASES
                      RESULTS FOR SECOND FISCAL QUARTER

o    REVENUES UP MORE THAN 20% FOR QUARTER COMPARED TO INDUSTRY AVERAGE OF 7%

o NET LOSS FOR QUARTER ATTRIBUTED TO COSTS ASSOCIATED WITH RAMP UP OF BUSINESS, REDUCED GROSS MARGINS AND EXPENSES ASSOCIATED WITH RESOLUTION OF STOCKHOLDERS DERIVATIVE SUIT

o RECEIVES NEW BANKING FACILITY WHICH INCREASES CURRENT AVAILABILITY BY $2.5 MILLION AND REDUCES INTEREST EXPENSE

Lagrangeville, New York *** November 10, 2000 *** Command Security Corporation (OTC/BB:CMMD) today released results for its second fiscal quarter ended September 30, 2000. For the quarter revenues increased by 20.4% to $18,322,148 from the $15,217,897 reported for the same period in the prior year. For the six months ended September 30, 2000 revenues increased by 20.3% to $34,439,813 from the $28,620,529. Increases in revenues were achieved through additional new clients, expansion of service to existing clients and rate increases. Growth in revenues from services provided to commercial airlines and ATM servicing was particularly strong.

Gross profit, as a percentage of revenue, was 16.0% for the quarter ended September 30, 2000 compared to 18.8% for the quarter ended September 30, 1999. For the six-month period ended September 30, 2000 the gross profit percentage was 16.3% compared to 18.6% in the same period of the prior fiscal year.

Net income applicable to common shareholders was $(462,585) or $(.07) per share for the quarter compared to $495,139 or $.07 per share in the same quarter of the prior fiscal year. For the six month period net income applicable to common shareholders was $(433,152) or $(.07) per share compared to $643,899 or $.10 per share in the same period of the prior fiscal year.

                                   - more -

Commenting on the results, William C. Vassell, Chairman said, "We were pleased to report continued growth in our revenue base at a greater than 20% rate over the prior year, despite the loss of one of our major clients, Tower Air, due to bankruptcy. This growth rate is particularly significant since it is estimated that the current industry growth rate is approximately 7%."

Mr. Vassell added, "During the quarter we incurred a substantial amount of overtime and start-up expenses associated with our ramp-up of new business. Additionally, general and administrative expenses increased for the quarter due to an increase in staff and expense associated with the Company's rapid internal growth. We expect these costs to decrease in the future periods. Also during the quarter we had a charge of $373,746 associated with the stockholders derivative suit and related expenses which we do not expect to continue."

Command also announced today that it has closed on a new loan facility with LaSalle Business Credit Inc. which provides the company with an overall credit facility of $18,000,000 of which $3,000,000 is a term loan. This provides the Company with current excess cash availability of approximately $2.5 million with which to finance its growth objectives. The new financing arrangement is expected to result in annualized interest savings of approximately $150,000 per year over the three years of the arrangement, based upon current levels of borrowings. These savings will be partially offset by $125,000 one-time termination fee payable to CIT.


About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Georgia, Massachusetts and Pennsylvania and provides services via independent security companies nationwide.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


                                           COMMAND SECURITY CORPORATION

                                         Condensed Statements of Operation


                                                    Quarter Ended                                Six Months Ended,
                                                    September 30,                                  September 30,
                                          -----------------------------------            ----------------------------------
                                             2000                    1999                   2000                   1999
                                          -----------             -----------            -----------            -----------
Revenues                                  $18,322,148             $15,217,897            $34,439,813            $28,620,529

Operating Profit                              149,870                 678,397                353,257                987,638

Net Income/(loss)                            (421,912)                550,969               (351,805)               740,403

Preferred stock dividends                     (40,673)                (55,830)               (81,347)               (96,504)
                                          -----------             -----------            -----------            -----------

Net income applicable
to common shareholder                     $  (462,585)            $   495,139            $  (433,152)           $   643,899
                                          ===========             ===========            ===========            ===========

Net income per
common shares                             $      (.07)            $       .07            $      (.07)                  $.10
                                          ===========             ===========            ===========            ===========

Weighted average
number of common
shares outstanding                          6,287,343               6,658,143              6,287,343              6,658,143
                                          ===========             ===========            ===========            ===========


FOR IMMEDIATE RELEASE

CONTACT:       William C. Vassell        Donald Radcliffe
               Chairman                  Radcliffe & Associates, Inc.
               Tel: (914) 454-3703       Tel: (212) 605-0174


                    COMMAND SECURITY CORPORATION ANNOUNCES

o    SHAREHOLDERS APPROVE RELIANCE TRANSACTION

o    DERIVATIVE LAWSUIT TERMINATED

o    BOARD RECONSITITUTED

o    NEW EMPLOYMENT AGREEMENT FOR WILLIAM C. VASSELL

Lagrangeville, New York *** November 14, 2000 *** Command Security Corporation (NASDAQ:CMMD) announced today that Shareholders have approved the transaction which was previously announced on September 13, 2000 in which Reliance Security Group plc (LSE:RSG) will purchase common shares, preferred shares, and options which represent approximately 38% of the outstanding common stock of the Company on a fully diluted basis from outside shareholders and directors. As part of this transaction the Company will issue Reliance a five-year warrant to purchase 20% of the outstanding common stock of the Company on a fully diluted basis at $1.25 per share.

As a result of this transaction, the dissident Shareholder and directors have terminated their lawsuit entitled Rosen v. Vassell, et al., relinquished their seats on the Board and terminated a shareholder agreement to which they were a party.

The Board has been reconstituted, pursuant to a new shareholder agreement in which Mr. Vassell and Reliance will each designate three directors to a Board of seven members. The seventh Director will be jointly appointed by Mr. Vassell and Reliance.

Mr. William C. Vassell has entered into a new three-year employment agreement and will become President, Chief Executive Officer and Chairman of Command.

                                   - more -

Mr. Vassell said, "We are extremely gratified that Reliance shares our vision for the future. They will bring to the Board valuable experience and insight which should help Command's expansion. I am pleased that Reliance sees the potential future value of the Company which is evidenced by the $2.20 per share which they paid to acquire their shares."

Mr. Vassell added, "We expect to continue our rapid growth which has generated in excess of 20% revenue growth for the first six months of fiscal 2001 compared to a 7% industry average. The new loan facility from LaSalle Business Credit Inc. which we closed on Friday will help fuel this growth and the elimination of the lawsuit will allow management to concentrate on building the business."


About Reliance

Reliance is an established market leader, one of the four largest UK operators, in the provision of contract security management, manpower, electronic surveillance and related support services. The company employs approximately 8,000 people from a network of offices throughout Great Britain. In its year ended April 28, 2000 the company reported revenues of approximately (pound)150,000,000 with profit before tax of more than (pound)8.5 million.


About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Georgia, Massachusetts and Pennsylvania and provides services via independent security companies nationwide.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.